EXHIBIT 10.2
ACKNOWLEDGEMENT AND AGREEMENT
REGARDING STOCK PURCHASE AGREEMENT AND GUARANTY
     THIS ACKNOWLEDGEMENT AND AGREEMENT (this “Agreement”) dated as of October 8, 2007 by and among I-Flow Corporation, a Delaware corporation (the “Seller”), InfuSystem, Inc., a California corporation (the “Company”), HAPC, Inc., a Delaware corporation (the “Buyer”), Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”), Sean D. McDevitt and Philip B. Harris (collectively, the “Guarantors”) is entered into with reference to the following:
     WHEREAS, the Seller, the Company, the Buyer and the Acquisition Sub entered into that certain Stock Purchase Agreement dated as of September 29, 2006, as amended to date (the “SPA”) and capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the SPA;
     WHEREAS, the Guarantors have made and entered into that certain Continuing Guaranty dated as of September 29, 2006 (the “Guaranty”) in favor of the Seller, pursuant to which the Guarantors, jointly and severally, unconditionally guaranteed the full and prompt payment to the Seller when due of the Termination Fee; and
     WHEREAS, in connection with the SPA and the Guaranty, the parties hereto wish to acknowledge and confirm their agreement as to certain matters.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto acknowledge and agree as follows:
     1. Seller’s Right to Cause Buyer to Conclude Buyer Stockholders’ Meeting. All parties hereto agree that, pursuant to, among other things, Section 6.18 of the SPA and the Seller’s rights as a stockholder of the Buyer, the Seller has the right to cause the Buyer to conclude the Buyer Stockholders’ Meeting, which was convened and occurred on September 26, 2007 but was subsequently adjourned to October 10, 2007. In consideration of the following acknowledgements and agreements, the Seller agrees to waive such right until October 19, 2007.
     2. Acknowledgements and Agreements by the Buyer, the Acquisition Sub and the Guarantors. The Buyer, the Acquisition Sub and the Guarantors hereby acknowledge and agree as follows:
          (a) Buyer Stockholders’ Meeting Has Occurred. The Buyer Stockholders’ Meeting occurred on September 26, 2007 for all purposes, including without limitation Section 10.3 of the SPA relating to the Termination Fee. Accordingly, the Termination Fee shall be $3,000,000 under any circumstances in which it is payable, including in the event that the Buyer is unable to obtain the Stockholder Approval by the Termination Date for any reason whatsoever (including without limitation acts of God, failure to tally a vote or correctly tally a vote and inability to re-convene the Buyer Stockholders’ Meeting for any reason).

          (b) Conclusion of Buyer Stockholders’ Meeting. The Buyer will cause the Buyer Stockholders’ Meeting to be re-convened at a duly called meeting on or before October 19, 2007 and will officially, and as part of such Meeting, tally the vote of its stockholders on the acquisition of the Company pursuant to the SPA in order to assess whether the Stockholder Approval has been obtained.
          (c) All Conditions Deemed Satisfied. In the event that the Stockholder Approval is not obtained by October 19, 2007 for any reason whatsoever, all conditions to the Closing set forth in the SPA (except for Stockholder Approval) shall be deemed fully satisfied and fulfilled as of such date and any date thereafter for the purpose of establishing the Seller’s entitlement to the Termination Fee, without regard to any circumstances whatsoever after the date hereof, including without limitation the occurrence of any event that has or may have a Material Adverse Effect.
          (d) Payment of $3,000,000 Termination Fee. Notwithstanding anything to the contrary contained in the SPA or the Guaranty, in the event that the Buyer is unable to obtain the Stockholder Approval by the Termination Date for any reason whatsoever, (i) the Seller shall receive the $3,000,000 Termination Fee in immediately available funds from the Buyer and/or the Guarantors on the Termination Date and (ii) should the Seller not receive such amount in immediately available funds on the Termination Date, the Seller and any person designated by the Seller are expressly authorized to immediately draw such amount under that certain Irrevocable Standby Letter of Credit No. CTCS-301592 dated as of January 4, 2007 made by Messrs. McDevitt and Harris with JPMorgan Chase Bank, N.A. in favor of the Seller.
          (e) Effect of Payment of Termination Fee. Payment of the Termination Fee is expressly agreed to constitute liquidated damages (and not a penalty) to compensate the Seller and the Company for direct and substantial damages in connection with the Buyer’s failure to satisfy its conditions to Closing. Notwithstanding the foregoing and payment of the Termination Fee, the Buyer shall continue to be obligated to pay to the Seller all other fees and expenses owed to the Seller, including without limitation pursuant to Sections 6.18 (Preparation of Proxy Statement), 6.23 (Audit Fees and Costs), 12.1(a) (Ticking Fee) and 12.1(d) (Expenses) of the SPA (in each case as agreed pursuant to the Side Letter dated as of April 30, 2007 (as amended to date) among the Seller, the Buyer and the Acquisition Sub), as well as pursuant to Section 11.1 of the SPA relating to the Fourth Amendment to the SPA.
     3. No Amendments to SPA or Guaranty. Except as expressly set forth herein, the provisions of the SPA and the Guaranty shall remain in full force and effect in accordance with their terms.
     4. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Agreement may be executed by electronic or facsimile signature, and an electronic or facsimile signature shall constitute an original for all purposes.
[Signature page follows.]

     IN WITNESS WHEREOF, the Seller, the Company, the Buyer, the Acquisition Sub and the Guarantors have caused this Agreement to be executed as of the date first written above.

I-FLOW CORPORATION
By:	/s/ James J. Dal Porto
	Name:	James J. Dal Porto
	Title:	Exec VP, COO

INFUSYSTEM, INC.
By:	/s/ James R. Talevich
	Name:	James R. Talevich
	Title:	CFO and Secretary

HAPC, INC.
By:	/s/ Pat LaVecchia
	Name:	P. LaVecchia
	Title:	Secretary & Director

ICELAND ACQUISITION SUBSIDIARY, INC.
By:	/s/ Pat LaVecchia
	Name:	P. LaVecchia
	Title:	Secretary & Director

SEAN D. MCDEVITT
/s/ Sean D. McDevitt

PHILIP B. HARRIS
/s/ Philip Harris

Signature Page
Acknowledgement and Agreement
Regarding Stock Purchase Agreement and Guaranty